As filed with the Securities and Exchange Commission on January 28, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TIBCO SOFTWARE INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0449727
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3303 Hillview Avenue

Palo Alto, California 94304

(650) 846-1000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Vivek Y. Ranadivé

President and Chief Executive Officer

TIBCO Software Inc.

3303 Hillview Avenue

Palo Alto, California 94304

(650) 846-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Larry W. Sonsini, Esq. Brian C. Erb, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Jeffrey J. Weinberg, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-110304

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, $0.001 par value	9,000,000	$7.13	$64,170,000	$8,130

(1)	Estimated solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices for the Common Stock as reported on the Nasdaq Stock Market on January 28, 2004, in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

The Registration Statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of registering additional securities of the same class as were included in our Registration Statement on Form S-3 (File No. 333-110304), as amended, which was declared effective by the Securities and Exchange Commission on January 13, 2004. The contents of such Registration Statement, including the exhibits thereto, are hereby incorporated in their entirety by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on January 28, 2004.

TIBCO SOFTWARE INC.

By:	/s/ Vivek Y. Ranadivé

Name: Vivek Y. Ranadivé Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL THESE PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vivek Y. Ranadivé and Christopher G. O’Meara, and each of them, his or her attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vivek Y. Ranadivé Vivek Y. Ranadivé	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	January 28, 2004

/s/ Christopher G. O’Meara Christopher G. O’Meara	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	January 28, 2004

/s/ Marcia Gutierrez Marcia Gutierrez	Director of Accounting (Principal Accounting Officer)	January 28, 2004

/s/ Naren Gupta Naren Gupta	Director	January 28, 2004

Peter Job	Director

/s/ William A. Owens William A. Owens	Director	January 28, 2004

Philip Wood	Director

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EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in exhibit 5.1).

23.3	Consent of KPMG, LLP, Independent Auditors.

24.1	Power of Attorney of certain directors and officers of the Registrant (see page 3).